Exhibit 2.1








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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             CADBURY SCHWEPPES PLC,

                             DP/SU ACQUISITION INC.

                                       and

                       DR PEPPER/SEVEN-UP COMPANIES, INC.


                          Dated as of January 25, 1995





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
                                TABLE OF CONTENTS



                                    ARTICLE I

                                    THE OFFER

     SECTION 1.01.  The Offer . . . . . . . . . . . . . . . . . . . . . . .    2
     SECTION 1.02.  Company Action  . . . . . . . . . . . . . . . . . . . .    3

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.01.  The Merger  . . . . . . . . . . . . . . . . . . . . . .    5
     SECTION 2.02.  Effective Time; Closing . . . . . . . . . . . . . . . .    5
     SECTION 2.03.  Effect of the Merger  . . . . . . . . . . . . . . . . .    6
     SECTION 2.04.  Certificate of Incorporation; By-laws . . . . . . . . .    6
     SECTION 2.05.  Directors and Officers  . . . . . . . . . . . . . . . .    6
     SECTION 2.06.  Conversion of Securities  . . . . . . . . . . . . . . .    7
     SECTION 2.07.  Employee Stock Options  . . . . . . . . . . . . . . . .    7
     SECTION 2.08.  Dissenting Shares . . . . . . . . . . . . . . . . . . .    8
     SECTION 2.09.  Surrender of Shares; Stock Transfer Books . . . . . . .    8

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 3.01.  Organization and Qualification; Subsidiaries  . . . . .   10
     SECTION 3.02.  Certificate of Incorporation and By-laws  . . . . . . .   11
     SECTION 3.03.  Capitalization  . . . . . . . . . . . . . . . . . . . .   11
     SECTION 3.04.  Authority Relative to this Agreement  . . . . . . . . .   12
     SECTION 3.05.  No Conflict; Required Filings and Consents  . . . . . .   12
     SECTION 3.06.  Compliance  . . . . . . . . . . . . . . . . . . . . . .   13
     SECTION 3.07.  SEC Filings; Financial Statements . . . . . . . . . . .   13
     SECTION 3.08.  Absence of Certain Changes or Events  . . . . . . . . .   14
     SECTION 3.09.  Absence of Litigation . . . . . . . . . . . . . . . . .   15
     SECTION 3.10.  Employee Benefit Plans  . . . . . . . . . . . . . . . .   15
     SECTION 3.11.  Labor Matters . . . . . . . . . . . . . . . . . . . . .   18
     SECTION 3.12.  Offer Documents; Schedule 14D-9 . . . . . . . . . . . .   18
     SECTION 3.13.  Real Property and Leases  . . . . . . . . . . . . . . .   18
     SECTION 3.14.  Trademarks, Patents and Copyrights  . . . . . . . . . .   18
     SECTION 3.15.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . .   19

     SECTION 3.16.  Environmental Matters . . . . . . . . . . . . . . . . .   21
     SECTION 3.17.  Formula Cards . . . . . . . . . . . . . . . . . . . . .   22
     SECTION 3.18.  Amendment to Rights Agreement . . . . . . . . . . . . .   22
     SECTION 3.19.  Brokers . . . . . . . . . . . . . . . . . . . . . . . .   23

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

     SECTION 4.01.  Corporate Organization  . . . . . . . . . . . . . . . .   23
     SECTION 4.02.  Authority Relative to this Agreement  . . . . . . . . .   24
     SECTION 4.03.  No Conflict; Required Filings and Consents  . . . . . .   24
     SECTION 4.04.  Offer Documents; Proxy Statement  . . . . . . . . . . .   25
     SECTION 4.05.  Brokers . . . . . . . . . . . . . . . . . . . . . . . .   25
     SECTION 4.06.  Financing.  . . . . . . . . . . . . . . . . . . . . . .   25

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

     SECTION 5.01.  Conduct of Business by the Company Pending the
                    Purchaser's Election Date . . . . . . . . . . . . . . .   26

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01.  Stockholders Meetings . . . . . . . . . . . . . . . . .   28
     SECTION 6.02.  Proxy Statement . . . . . . . . . . . . . . . . . . . .   29
     SECTION 6.03.  Company Board Representation; Section 14(f) . . . . . .   29
     SECTION 6.04.  Access to Information; Confidentiality  . . . . . . . .   30
     SECTION 6.05.  No Solicitation of Transactions . . . . . . . . . . . .   31
     SECTION 6.06.  Employee Stock Options and Other Employee Benefits
                    Matters . . . . . . . . . . . . . . . . . . . . . . . .   31
     SECTION 6.07.  Directors' and Officers' Indemnification and Insurance    32
     SECTION 6.08.  Notification of Certain Matters . . . . . . . . . . . .   35
     SECTION 6.09.  Further Action; Reasonable Best Efforts . . . . . . . .   35
     SECTION 6.10.  Public Announcements  . . . . . . . . . . . . . . . . .   35
     SECTION 6.11.  Parent Guarantee  . . . . . . . . . . . . . . . . . . .   35
     SECTION 6.12.  Interested Stockholder  . . . . . . . . . . . . . . . .   36

                                   ARTICLE VII

                            CONDITIONS TO THE MERGER

     SECTION 7.01.  Conditions to the Merger  . . . . . . . . . . . . . . .   36



                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01.  Termination . . . . . . . . . . . . . . . . . . . . . .   37
     SECTION 8.02.  Effect of Termination . . . . . . . . . . . . . . . . .   38
     SECTION 8.03.  Fees and Expenses . . . . . . . . . . . . . . . . . . .   38
     SECTION 8.04.  Amendment . . . . . . . . . . . . . . . . . . . . . . .   40
     SECTION 8.05.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . .   40

                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01.  Non-Survival of Representations, Warranties and
                    Agreements  . . . . . . . . . . . . . . . . . . . . . .   40
     SECTION 9.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   41
     SECTION 9.03.  Certain Definitions . . . . . . . . . . . . . . . . . .   42
     SECTION 9.04.  Severability  . . . . . . . . . . . . . . . . . . . . .   43
     SECTION 9.05.  Entire Agreement; Assignment  . . . . . . . . . . . . .   43
     SECTION 9.06.  Parties in Interest . . . . . . . . . . . . . . . . . .   43
     SECTION 9.07.  Specific Performance  . . . . . . . . . . . . . . . . .   43
     SECTION 9.08.  Governing Law . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 9.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . .   44
     SECTION 9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . .   44


ANNEX A   Conditions to the Offer

ANNEX B   Employee Benefits

                            Glossary of Defined Terms



                                                Location of
Defined Term                                    Definition
- - - - ------------                                    ----------

Acquiring Person  . . . . . . . . . . .         Sec. 3.18(b)
affiliate . . . . . . . . . . . . . . .         Sec. 9.03(a)
Agreement . . . . . . . . . . . . . . .         Preamble
beneficial owner  . . . . . . . . . . .         Sec. 9.03(b)
Blue Sky Laws . . . . . . . . . . . . .         Sec. 3.05(b)
Board . . . . . . . . . . . . . . . . .         Recitals
BT  . . . . . . . . . . . . . . . . . .         Sec. 1.02(a)
business day  . . . . . . . . . . . . .         Sec. 9.03(c)
Certificate of Merger . . . . . . . . .         Sec. 2.02
Certificates  . . . . . . . . . . . . .         Sec. 2.09(b)
Claim . . . . . . . . . . . . . . . . .         Sec. 6.07(b)
Code  . . . . . . . . . . . . . . . . .         Sec. 3.10(a)
Company . . . . . . . . . . . . . . . .         Preamble
Company Common Stock  . . . . . . . . .         Recitals
Company Preferred Stock . . . . . . . .         Sec. 3.03
Confidentiality Agreement . . . . . . .         Sec. 6.04(c)
control . . . . . . . . . . . . . . . .         Sec. 9.03(d)
Delaware Law  . . . . . . . . . . . . .         Recitals
Director Stockholders . . . . . . . . .         Recitals
Disclosure Schedule . . . . . . . . . .         Sec. 3.01
Dissenting Shares . . . . . . . . . . .         Sec. 2.08(a)
Distribution Date . . . . . . . . . . .         Sec. 3.18(b)
DLJ . . . . . . . . . . . . . . . . . .         Sec. 1.02(a)
Effective Time  . . . . . . . . . . . .         Sec. 2.02
Environmental Laws  . . . . . . . . . .         Sec. 3.16(a)
ERISA . . . . . . . . . . . . . . . . .         Sec. 3.10(a)
Exchange Act  . . . . . . . . . . . . .         Sec. 1.02(b)
Expenses  . . . . . . . . . . . . . . .         Sec. 8.03(b)
Fee . . . . . . . . . . . . . . . . . .         Sec. 8.03(a)
Final Expiration Date . . . . . . . . .         Sec. 3.18(a)
GAAP  . . . . . . . . . . . . . . . . .         Sec. 3.07(b)
Hazardous Substances  . . . . . . . . .         Sec. 3.16(a)
HSR Act . . . . . . . . . . . . . . . .         Sec. 3.05(b)
Indemnified Parties . . . . . . . . . .         Sec. 6.07(b)
IRS . . . . . . . . . . . . . . . . . .         Sec. 3.10(a)
January 25 Meeting  . . . . . . . . . .         Sec. 1.02(a)
Liens . . . . . . . . . . . . . . . . .         Sec. 3.14

Loading . . . . . . . . . . . . . . . .         Sec. 3.08
Material Adverse Effect . . . . . . . .         Sec. 3.01
Material Subsidiaries . . . . . . . . .         Sec. 3.01
Merger  . . . . . . . . . . . . . . . .         Recitals
Merger Consideration  . . . . . . . . .         Sec. 2.06(a)
Minimum Condition . . . . . . . . . . .         Sec. 1.01(a)
Multiemployer Plan  . . . . . . . . . .         Sec. 3.10(b)
Multiple Employer Plan  . . . . . . . .         Sec. 3.10(b)
1993 Balance Sheet  . . . . . . . . . .         Sec. 3.07(c)
Non-Voting Common . . . . . . . . . . .         Sec. 3.03
Offer . . . . . . . . . . . . . . . . .         Recitals
Offer Documents . . . . . . . . . . . .         Sec. 1.01(b)
Offer to Purchase . . . . . . . . . . .         Sec. 1.01(b)
Option  . . . . . . . . . . . . . . . .         Sec. 2.07
Parent  . . . . . . . . . . . . . . . .         Preamble
Parent Stockholders Meeting . . . . . .         Sec. 6.01(b)
Paying Agent  . . . . . . . . . . . . .         Sec. 2.098(a)
Per Share Amount  . . . . . . . . . . .         Recitals
Permitted Liens . . . . . . . . . . . .         Sec. 3.14
Permitted Offer . . . . . . . . . . . .         Sec. 1.02(b), 3.18(c)
person  . . . . . . . . . . . . . . . .         Sec. 9.03(e)
Plans . . . . . . . . . . . . . . . . .         Sec. 3.10(a)
Proxy Statement   . . . . . . . . . . .         Sec. 4.04
Purchaser . . . . . . . . . . . . . . .         Preamble
Purchaser's Election Date . . . . . . .         Sec. 5.01
Rights Agreement  . . . . . . . . . . .         Recitals
Schedule 14D-1  . . . . . . . . . . . .         Sec. 1.01(b)
Schedule 14D-9  . . . . . . . . . . . .         Sec. 1.02(b)
SEC   . . . . . . . . . . . . . . . . .         Sec. 1.01(b)
SEC Reports   . . . . . . . . . . . . .         Sec. 3.07(a)
Securities Act  . . . . . . . . . . . .         Sec. 3.07(a)
Shares  . . . . . . . . . . . . . . . .         Recitals
Stock Acquisition Date  . . . . . . . .         Sec. 3.18(a)
Stock Option Plans  . . . . . . . . . .         Sec. 2.07
Stockholders Agreement  . . . . . . . .         Recitals
Stockholders Meeting  . . . . . . . . .         Sec. 6.01(a)
Subsidiary  . . . . . . . . . . . . . .         Sec. 3.01
subsidiary  . . . . . . . . . . . . . .         Sec. 9.03(f)
Surviving Corporation   . . . . . . . .         Sec. 2.01
Tax . . . . . . . . . . . . . . . . . .         Sec. 3.15(d)
Tender Offer Acceptance Date  . . . . .         Sec. 2.07
Third Party . . . . . . . . . . . . . .         Sec. 8.03(e)
Third Party Acquisition . . . . . . . .         Sec. 8.03(e)
Transactions  . . . . . . . . . . . . .         Sec. 1.02(a)

          AGREEMENT AND PLAN OF MERGER, dated as of January 25, 1995 (this "Agreement"), among Cadbury Schweppes plc, a company organized under the laws of
 ---------
England ("Parent"), DP/SU Acquisition Inc., a Delaware corporation and an
          ------
indirect, wholly owned subsidiary of Parent ("Purchaser"), and Dr Pepper/Seven-
                                              ---------
Up Companies, Inc., a Delaware corporation (the "Company").
                                                 -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for Parent, through Purchaser, to acquire the Company upon the terms and subject to the conditions set forth herein; and

          WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer") to acquire all the issued
                                               -----
and outstanding shares of Common Stock, par value $.01 per share, of the Company ("Company Common Stock"; shares of Company Common Stock being hereinafter
  --------------------
collectively referred to as the  "Shares") for $33.00 per Share (such amount, or
                                  ------
any greater amount per Share paid pursuant to the Offer, being hereinafter referred to as the "Per Share Amount") net to the seller in cash, without
                    ----------------
interest thereon, upon the terms and subject to the conditions of this Agreement and the Offer; and

          WHEREAS, the Board of Directors of Parent and Purchaser have unanimously approved the making of the Offer and the transactions related thereto and the Board of Directors of Parent has resolved and agreed to recommend approval of the Offer and the transactions related thereto to its stockholders; and

          WHEREAS, the Board of Directors of the Company (the "Board") has
                                                               -----
unanimously approved the making of the Offer and resolved and agreed, subject to the terms and conditions contained herein, to recommend that holders of Shares tender their Shares pursuant to the Offer; and

          WHEREAS, pursuant to and in accordance with the terms of the Rights Agreement, dated as of September 1, 1993, between the Company and Bank One, Texas, N.A. (as amended, the "Rights Agreement"), the Board has, subject to the
                              ----------------
terms and conditions contained herein, approved the Offer as a "Permitted Offer" (as such term is defined in the Rights Agreement); and

          WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Parent, Purchaser and the Company have each approved the merger (the "Merger") of Purchaser with and into the Company in accordance with the
      ------
General Corporation Law of the

State of Delaware ("Delaware Law") following the consummation of the Offer and
                    ------------
upon the terms and subject to the conditions set forth herein; and

          WHEREAS, Parent and certain directors of the Company (the "Director
                                                                     --------
Stockholders") have entered into a Stockholders Agreement, dated as of the date
- - - - ------------
hereof (the "Stockholders Agreement"), providing for the agreement of the
             ----------------------
Director Stockholders to tender pursuant to the Offer all Shares owned by such Director Stockholder subject to the terms and conditions of the Stockholders Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER
                                    ---------

          SECTION 1.01.  The Offer.  (a)  Provided that this Agreement shall not
                         ---------
have been terminated in accordance with Section 8.01 and none of the events set forth in Annex A hereto shall have occurred or be existing (unless such event shall have been waived by Purchaser), Parent shall cause Purchaser to commence, and Purchaser shall commence, the Offer at the Per Share Amount as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the public announcement of Purchaser's intention to commence the Offer. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to (i) the condition (the "Minimum Condition") that at least the number of Shares that, when combined with
 -----------------
the Shares already owned by Parent and its direct or indirect subsidiaries, constitute a majority of the then outstanding Shares on a fully diluted basis, including, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or rights (other than the Rights (as defined in the Rights Agreement)) shall have been validly tendered and not withdrawn prior to the expiration of the Offer and
(ii) the satisfaction or waiver of the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition (other than the Minimum Condition), to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that (notwithstanding Section 8.04) no change may be
       --------  -------
made which (A) decreases the price per Share payable in the Offer, (B) reduces the maximum number of Shares to be purchased in the Offer, (C) imposes conditions to the Offer in addition to those set forth in Annex A hereto,
(D) amends or changes the terms and conditions of the Offer in any manner materially adverse to the holders of Shares (other than Parent and its subsidiaries) or (E) changes or waives the Minimum Condition. The Per Share Amount shall, subject to applicable withholding of taxes, be net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Condition), Purchaser shall accept for payment and pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered and not withdrawn.

          (b) As soon as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the Securities and Exchange Commission (the "SEC") and disseminate to holders of Shares to the extent required by law a
 ---
Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer and the
                          --------------
other Transactions (as hereinafter defined). The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase")
                                                             -----------------
and forms of the related letter of transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Parent, Purchaser and the
                               ---------------
Company agree to correct promptly any information provided by any of them for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the
Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given an opportunity to review and comment on the Offer Documents and any amendments thereto prior to the filing thereof with the SEC. Parent and Purchaser will provide the Company and its counsel with a copy of any written comments or telephonic notification of any verbal comments Parent or Purchaser may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide the Company and its counsel with a copy of any written responses and telephonic notification of any verbal response of Parent, Purchaser or their counsel. In the event that the Offer is terminated or withdrawn by Purchaser, Parent and Purchaser shall cause all tendered Shares to be returned to the registered holders of the Shares represented by the certificate or certificates surrendered to the Paying Agent (as defined herein).

          SECTION 1.02.  Company Action.  (a)  The Company hereby approves of
                         --------------
and consents to the Offer and represents that (i) the Board, at a meeting duly called and held on January 25, 1995 (the "January 25 Meeting"), has unanimously
                                          ------------------
(A) determined that this Agreement and the transactions contemplated hereby, including, without limitation, each of the Offer and the Merger (the "Transactions"), are fair to and in the best interests of the holders of Shares
 ------------
(other than Parent and its subsidiaries), (B) approved and adopted this Agreement and the Transactions and (C) resolved to recommend, subject to the conditions set forth herein, that the stockholders of the Company accept the Offer and approve and adopt this Agreement and the Transactions; (ii) each of BT Securities Corporation ("BT") and Donaldson, Lufkin & Jenrette Securities
                         --
Corporation ("DLJ") has delivered to the Board a
              ---
written opinion that the consideration to be received by the holders of Shares pursuant to each of the Offer and the Merger is fair to such holders from a financial point of view; and (iii) the Board, at the January 25 Meeting and with each director who is an officer or employee of the Company recusing himself, determined pursuant to and in accordance with the Rights Agreement and upon receipt of the opinions referred to in clause (ii) of this sentence that the terms of the Offer (including the Per Share Amount) are fair to, and in the best interests of, the Company and the holders of Shares (other than Parent and its subsidiaries) and approved, subject to the terms and conditions contained herein, the Offer as a "Permitted Offer" (as defined in the Rights Agreement)
                        ---------------
subject to Section 3.18 hereof. The Company has been authorized by each of BT and DLJ, subject to prior review by each such financial advisor, to include such fairness opinion (or references thereto) in the Offer Documents and in the
Schedule 14D-9 (as defined in paragraph (b) of this Section 1.02) and the Proxy Statement referred to in Section 3.12. Subject to the fiduciary duties of the Board under applicable law as advised in writing by independent counsel (which shall, for all purposes under this Agreement, include the Company's regular outside counsel), the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described above. The Company has been advised by each of its directors that they intend either to tender all Shares beneficially owned by them to Purchaser pursuant to the Offer or to vote such Shares in favor of the approval and adoption by the stockholders of the Company of this Agreement and the Transactions; provided, however, that, except
                                                --------  -------
as contemplated by the Stockholders Agreement, such directors shall have no obligation under this Agreement to so tender or vote their Shares if this Agreement is terminated.

          (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject only to the fiduciary duties
              --------------
of the Board under applicable law as advised in writing by independent counsel, the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
                                                            ------------
any other applicable federal securities laws. The Company, Parent and Purchaser agree to correct promptly any information provided by any of them for use in the
Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given an opportunity to review and comment on the Schedule 14D-9 and any amendments thereto prior to the filing thereof with the SEC. The Company will provide Parent and Purchaser and their counsel with a copy of any written comments or telephonic notification of any verbal comments the Company may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt thereof and will provide Parent and

Purchaser and their counsel with a copy of any written responses and telephonic notification of any verbal response of the Company or its counsel.

          (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of the most recent date reasonably practicable, together with all other available listings and computer files containing names, addresses and security position listings of record holders and non-objecting beneficial owners of Shares as of the most recent date reasonably practicable. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger, and, if this Agreement shall be terminated in accordance with
Section 8.01, shall deliver promptly to the Company all copies of such information then in their possession and shall certify in writing to the Company its compliance with this Section 1.02(c).


                                   ARTICLE II

                                   THE MERGER
                                   ----------

          SECTION 2.01.  The Merger.  Upon the terms and subject to the
                         ----------
conditions set forth in Article VII, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). Notwithstanding
                                ---------------------
anything to the contrary contained in this Section 2.01, Parent may elect instead, at any time prior to the fifth business day immediately preceding the date on which the Proxy Statement (as defined in Section 4.04) is mailed initially to the Company's stockholders, to merge the Company into Purchaser or another direct or indirect wholly owned subsidiary of Parent. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing and to provide, as the case may be, that Purchaser or such other wholly owned subsidiary of Parent shall be the Surviving Corporation.


          SECTION 2.02.  Effective Time; Closing.  As promptly as practicable
                         -----------------------
after the satisfaction or, if permissible, waiver of the conditions set forth in
Article VII, the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (in either case, the "Certificate of Merger") with the Secretary of State
                             ---------------------
of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of such filing being the "Effective Time"). Prior to such filing, a closing shall
                       --------------
be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII.

          SECTION 2.03.  Effect of the Merger.  At the Effective Time, the
                         --------------------
effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 2.04.  Certificate of Incorporation; By-laws.  (a)  Unless
                         -------------------------------------
otherwise determined by Parent prior to the Effective Time, and subject to the requirements of Section 6.07, at the Effective Time, the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation and shall be amended and restated to conform to the Certificate of Incorporation of Purchaser as in effect immediately prior to the Effective Time; provided,
                                                                --------
however, that, at the Effective Time, Article I of the Certificate of
- - - - -------
Incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Dr Pepper/Seven-Up Companies, Inc." and the Certificate of Incorporation of the Surviving Corporation shall be amended if required to comply with Section 6.07.

          (b) Unless otherwise determined by Parent prior to the Effective Time, and subject to the requirements of Section 6.07, the By-laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

          SECTION 2.05.  Directors and Officers.  The directors of Purchaser
                         ----------------------
immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 2.06.  Conversion of Securities.  At the Effective Time, by
                         ------------------------
virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the Shares:

          (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to
     Section 2.06(b) and any Dissenting Shares (as hereinafter defined)) shall be cancelled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger
                                                           ------
     Consideration") payable, without interest, to the holder of such Share,
     -------------
     upon surrender, in the manner provided in Section 2.09, of the certificate that formerly evidenced such Share;

          (b) Each Share held in the treasury of the Company and each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

          (c) Each share of Common Stock, par value $.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          SECTION 2.07.  Employee Stock Options.  Immediately after the Tender
                         ----------------------
Offer Acceptance Date, each outstanding option to purchase Shares (in each case, an "Option") granted under (i) the Company's 1988 Stock Option Plan, as amended,
    ------
(ii) the Company's 1988 Non-Qualified Plan, as amended, (iii) the Company's 1993 Stock Ownership Plan, as amended, and (iv) the Company's Non-Qualified Stock Option Plan for Non-Employee Directors (collectively, the "Stock Option Plans"),
                                                           ------------------
whether or not then exercisable, shall be cancelled by the Company, and each holder of a cancelled Option shall be entitled to receive from Purchaser at the same time as payment for Shares is made by Purchaser in connection with the Offer, in consideration for the cancellation of such Option, an amount in cash equal to the product of (i) the number of Shares previously subject to such Option and (ii) the excess, if any, of the Per Share Amount over the exercise price per Share previously subject to such Option. The term "Tender Offer
                                                              ------------
Acceptance Date" means the date on which the Purchaser shall have accepted for
- - - - ---------------
payment all Shares validly tendered and not withdrawn pursuant to the expiration date with respect to the offer. Parent and Purchaser understand that all shares of restricted stock granted under the 1993 Stock Ownership Plan have vested pursuant to the terms of such plan and related agreements or pursuant to the lapsing of restrictions on such shares effected by action of the Board or the Compensation Committee of the Board.

          SECTION 2.08.  Dissenting Shares.  (a)  Notwithstanding any provision
                         -----------------
of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and which are held by stockholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such Shares in accordance with
Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be
                                                -----------------
converted into or represent the right to receive the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 2.09, of the certificate or certificates that formerly evidenced such Shares.

          (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law in respect of Dissenting Shares and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

          SECTION 2.09.  Surrender of Shares; Stock Transfer Books.  (a)  Prior
                         -----------------------------------------
to the Effective Time, Purchaser shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for
                                                             ------------
the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a). Immediately prior to the Effective Time, Parent shall cause Surviving Corporation to have sufficient funds to deposit, and shall cause Surviving Corporation to deposit in trust with the Paying Agent, cash in the aggregate amount equal to the product of (i) the number of shares outstanding immediately prior to the Effective Time (other than Shares owned by Parent or Purchaser and Shares as to which dissenters' rights have been exercised as of the Effective
Time) and (ii) the Per Share Amount. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in deposit accounts, certificates of deposit or banker's acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks with capital, surplus and undivided profits aggregating in excess of $100 million (based on the most recent financial statements of such bank which are then publicly available at the SEC or otherwise); provided, however, that no loss on any investment made pursuant to
            --------  -------
this Section 2.09 shall relieve Parent or the Suriving Corporation of its obligation to pay the Per Share Amount for each Share outstanding immediately prior to the Effective Time.

          (b) Promptly after the Effective Time, Parent shall cause the Surviving Corporation to mail to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper
                             ------------
delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the distribution of the Merger Consideration.

          (c) At any time following the third month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

          (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

          The Company hereby represents and warrants to Parent and Purchaser that:

          SECTION 3.01.  Organization and Qualification; Subsidiaries.  Each of
                         --------------------------------------------
the Company and each subsidiary of the Company (a "Subsidiary") is a corporation
                                                   ----------
duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any change
                                     -----------------------
or effect that, when taken together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the business, operations, properties, condition (financial or otherwise), assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 3.01 of the Disclosure Schedule delivered concurrently with the execution and delivery of this Agreement by the Company to Parent (the "Disclosure Schedule"). Except as
                                              -------------------
disclosed in such Section 3.01, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than indirect equity and similar interests held for investment which are not, in the aggregate, material to the Company. The term "Material
                                                           --------
Subsidiaries" means Dr Pepper/Seven-Up Corporation, a Delaware corporation, and
- - - - ------------
Waco Manufacturing Company, a Delaware corporation. Except for the Material Subsidiaries, no Subsidiary is material to the business, operations or condition (financial or otherwise) of the Company or has any material assets or liabilities.

          SECTION 3.02.  Certificate of Incorporation and By-laws.  The Company
                         ----------------------------------------
has heretofore furnished to Parent a complete and correct copy of the Certificate of Incorporation and the By-laws or equivalent organizational documents, each as amended to date, of the Company and each Material Subsidiary. Such Certificates of Incorporation, By-laws and equivalent organizational documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Certificate of Incorporation, By-laws or equivalent organizational documents.

          SECTION 3.03.  Capitalization.  The authorized capital stock of the
                         --------------
Company consists of 125,000,000 Shares and 20,000,000 shares of Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common") and 2,000,000
                                         -----------------
shares of Preferred Stock, par value $.01 per share ("Company Preferred Stock").
                                                      -----------------------
As of January 20, 1995, (i) 61,780,548 Shares were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (ii) 6,451 Shares were held in the treasury of the Company, (iii) 0 Shares were held by the Subsidiaries, and (iv) 2,630,000 Shares were reserved for future issuance to employees as restricted stock and pursuant to employee stock options granted pursuant to the Company's Stock Option Plans or reserved for directors. As of the date hereof, no shares of Non-Voting Common are issued and outstanding, and no shares of Company Preferred Stock are issued and outstanding. As of January 20, 1995, Options covering 7,099,368 Shares were outstanding. Since January 20, 1995 to the date of this Agreement, the Company has not issued any Shares or granted any Options covering Shares. Except as set forth in this Section 3.03, or Section 3.03 of the Disclosure Schedule, or pursuant to the Rights Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any Shares or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding share of capital stock of each Material Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Section 3.03 of the Disclosure Schedule, each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 3.04.  Authority Relative to this Agreement.  The Company has
                         ------------------------------------
all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject, with respect to the Merger, stockholder approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative votes of the stockholders of the Company to the extent required by Delaware Law (including Section 203 thereof), and the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company, except to the extent such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors' rights and by the availability of equitable remedies.

          SECTION 3.05.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Certificate of Incorporation or By-laws of the Company or any Material Subsidiary, (ii) assuming that required filings under the HSR Act (as hereinafter defined) and Delaware Law are made by the appropriate parties and the Company, Parent and Purchaser comply with the provisions of Section 203 of the Delaware Law, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected; provided, however, that the Company makes no representation or warranty with
- - - - --------  -------
respect to any federal, state or foreign laws relating to antitrust or competition, or (iii) except as set forth in Section 3.05 of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Material Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary or any property or asset of the Company or any Material Subsidiary is bound or affected, except, in the cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which do not, individually or in the aggregate, have a Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority to be obtained or made by the Company, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state
                                                    -------------
takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger
                 -------
documents as required by Delaware Law or (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, and does not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.06.  Compliance.  Neither the Company nor any Subsidiary is
                         ----------
in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected, or (ii) except as set forth in Section 3.06 of the Disclosure Schedule, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or affected, except for any such conflicts, defaults or violations that do not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.07.  SEC Filings; Financial Statements.  (a)  The Company
                         ---------------------------------
has filed all forms, reports and documents required to be filed by it with the SEC since December 31, 1992 (collectively, the "SEC Reports"). The SEC Reports
                                                -----------
(i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the
                                                --------------
Exchange Act, as the case may be, and the rules and regulations thereunder and
(ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the periods indicated (except as may be
                   ----
indicated in the notes thereto and except that financial statements included with quarterly reports on Form 10-Q do not contain all GAAP notes to such financial statements) and each fairly presented the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

          (c) Except as (i) and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1993, including the notes thereto (the "1993 Balance Sheet"), (ii) set forth
                                            ------------------
in Section 3.07(c) of the Disclosure Schedule or (iii) disclosed in any SEC Report filed by the Company after December 31, 1993, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1993 which would not, individually or in the aggregate, be material in amount.

          (d) The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications (if any) that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

          SECTION 3.08.  Absence of Certain Changes or Events.  Since December
                         ------------------------------------
31, 1993, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1993, except as contemplated by this Agreement or disclosed in any SEC Report filed since December 31, 1993 and prior to the date of this Agreement or as set forth in Section 3.08 of the Disclosure Schedule, there has not been
(i) any event having, individually or in the aggregate, a Material Adverse Effect, (ii) any material change by the Company in its accounting methods, principles or practices, (iii) any material revaluation by the Company of any material asset (including, without limitation, any writing down of the value of inventory or writing off of material notes or material accounts receivable),
(iv) any failure by the Company to revalue materially any material asset in accordance with GAAP, (v) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities, (vi) any material increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, (vii) any Loading (as defined below) other than in the ordinary course of business consistent with past practice, (viii) any material change, or announcement of any material change, in the terms, including, without limitation, price, payment terms or off-invoice allowances and discounts, of the sale of any product (or component thereof), any change, or announcement of any change, in the form or manner of distribution of any product (or component thereof) or any material change, or announcement of any material change, in the Company's or any Subsidiary's marketing or spending practices or glass investment policies or commitments, in each such case, other than in the ordinary course of business consistent with past practice, or (ix) any entering into with Pepsico Inc. or any affiliates thereof any agreement for the manufacture, sale or distribution of the Company's products outside of the United States. "Loading" shall mean selling a product (a) with a payment term
                 -------
longer than terms customarily offered by a seller for such product, (b) at a discount from listed price other than pursuant to a promotion which has been disclosed to Purchaser prior to the date hereof or, with respect to the period from the date of this Agreement through the consummation of the Offer, a promotion for which the prior written consent of Purchaser has been obtained (unless such promotion is made in the ordinary course of business consistent with past practice), (c) at a price which does not give effect to any previously announced general increase in the list price for such product or (d) with shipment terms other than shipment terms customarily offered by a seller for such product.

          SECTION 3.09.  Absence of Litigation.  Except as disclosed in the SEC
                         ---------------------
Reports filed prior to the date of this Agreement or in Section 3.09 of the Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) individually or in the aggregate, has a Material Adverse Effect (other than any claim, action, proceeding or investigation seeking to delay or prevent the consummation of any Transaction) or (ii) as of the date hereof, seeks to delay or prevent the consummation of any Transaction. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.10.  Employee Benefit Plans.  (a)  Section 3.10 of the
                         ----------------------
Disclosure Schedule contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability not otherwise provided for in the Company's financial statements contained in the

SEC Reports under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively,
(i) and (ii) referred to herein as the "Plans").  Each Plan is in writing and
                                        -----
the Company has made available to Parent true and complete copies of each Plan and true and complete copies of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for
  ---
each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as specifically provided by this Agreement, neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").
                                                ----

          (b)  None of the Plans is a multiemployer plan, within the meaning of
Section 3(37) or 4001(a)(3) of ERISA (a "Multiemployer Plan"), or is a single
                                         ------------------
employer pension plan, within the meaning of Section 4001(a)(15) of ERISA, for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except to the extent set forth in
                  ----------------------
Plans listed in Section 3.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

          (c) Each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. Except for matters that may be remedied by the IRS's Voluntary Compliance Resolution or Closing Agreement Programs without liability that has a Material Adverse Effect, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status except for those facts and events which do not constitute a Material Adverse Effect.

          (d) Except for those matters that do not constitute a Material Adverse Effect or are adequately reflected on the Company's financial statements contained in the SEC Reports, (i) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan, (ii) neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists which could give rise to any such liability, and (iii) neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and the Company has no knowledge of any fact or event which could be the proximate cause for any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. Except with respect to the transactions specifically provided by this Agreement, no reportable event (within the meaning of Section 4043 of ERISA other than a report which has been waived) has occurred or is expected to occur with respect to any Plan subject to Title IV of ERISA. No asset of the Company or any Subsidiary is the subject of any lien arising under
Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security.

          (e) Except to the extent as does not constitute a Material Adverse Effect, each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. No Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Company's financial statements contained in the SEC Reports reflect an accrual (through September 30, 1994) of all material amounts of employer contributions and premiums accrued but unpaid with respect to the Plans. With respect to each Plan subject to Title IV of ERISA, the Company has no knowledge that, as of the date hereof, the excess of the accumulated benefit obligations of such Plan over the fair market value of the assets of such Plan has increased above such excess determined as of the date of the most recent actuarial valuation report prepared for such Plan.

          (f) The Company and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder and do not reasonably expect to incur any such liability as a result of actions taken or not taken prior to the consummation of the Offer.

          SECTION 3.11.  Labor Matters.  Except as set forth in Section 3.11 of
                         -------------
the Disclosure Schedule, and with such exceptions as do not have a Material Adverse Effect, (i) there are no controversies pending or, to the best knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the best knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the best knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

          SECTION 3.12.  Offer Documents; Schedule 14D-9.  Neither the
                         -------------------------------
Schedule 14D-9 nor any information supplied by the Company for inclusion in the Offer Documents shall, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Purchaser or Parent for inclusion in the Schedule 14D-9. The Schedule 14D-9 shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 3.13.  Real Property and Leases.  The Company and the
                         ------------------------
Subsidiaries have sufficient title or leasehold interests to all their properties and assets to conduct their respective businesses as currently conducted.

          SECTION 3.14.  Trademarks, Patents and Copyrights.  Except as set
                         ----------------------------------
forth in Section 3.14(a) of the Disclosure Schedule, the Company and the Subsidiaries own free and clear of any liens, pledges or other encumbrances (other than Permitted Liens (as defined below)) all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, which are material to the business of the Company and the Subsidiaries as currently conducted, taken as a whole, and the Company is unaware of any material assertion or claim challenging the validity of any of the foregoing. Section 3.14(b) of the Disclosure Schedule lists each trademark owned by the Company or any Subsidiary and specifies the registration number and date of registration for each such trademark. Section 3.14(c) of the Disclosure Schedule lists each agreement pursuant to which a trademark is licensed to the Company or any Material Subsidiary as licensee for use in the business of the Company and the Subsidiaries as currently conducted. The conduct of the business of the Company and the Subsidiaries as currently conducted does not conflict in any material manner with any trademark, trademark right, trade name, trade name right, trade dress, patent right, patent, service mark, or copyright of any third party. To the best knowledge of the Company, and except as set forth on Section 3.14(d) to the Disclosure Schedule, there are no infringements or unauthorized uses of any proprietary rights owned by or licensed by or to the Company or any Subsidiary. For purposes of this Section 3.14, "Permitted Liens" means, collectively, (A)
                                    ---------------
any liens, pledges or other encumbrances ("Liens") for current taxes and
                                           -----
assessments not yet past due, (B) any Liens arising from the Company's bank credit facility existing on the date of this Agreement, (C) inchoate mechanics' and materialmen's Liens for construction in progress, (D) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company or the Material Subsidiaries and (E) all Liens and other imperfections of title and encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect.

          SECTION 3.15.  Taxes.  (a)  Except as disclosed in Section 3.15 of the
                         -----
Disclosure Schedule, (i) all federal income tax returns and, to the best of the Company's knowledge, all other returns and reports in respect of Taxes required to be filed with respect to the Company and each Subsidiary (including all consolidated federal income tax returns of the Company and any state or other Tax return that includes the Company or any Subsidiary on a consolidated or combined basis) have been timely filed; (ii) all Taxes shown on such returns and reports and, to the best of the Company's knowledge, all other Taxes otherwise due have been, or prior to the Closing of the Offering will be, timely paid;
(iii) all such returns and reports (insofar as they relate to the activities or income of the Company or any Subsidiary) are true, correct and complete in all material respects; (iv) no adjustment relating to such returns has been proposed formally or, to the best of the Company's knowledge, informally by any Tax authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the best knowledge of the Company and the Subsidiaries, no basis exists for any such adjustment; and
(v) all Taxes required to be withheld, collected or deposited by or with respect to the Company or any Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

          (b)  Except as set forth in Section 3.15 of the Disclosure Schedule,
(i) there are no pending or, to the best knowledge of the Company and the Subsidiaries, threatened actions or proceedings for the assessment or collection of Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any corporation that was included in the filing of a return with the Company on a consolidated or combined basis; (ii) no consent under Section 341(f) of the Code has been filed with respect to the Company or any Subsidiary;
(iii) there are no material Tax liens on any assets of the Company or any Subsidiary; (iv) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (v) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (vi) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject; (vii) neither the Company nor any Subsidiary (A) has or is projected to have an amount included in its income for the current taxable year under Section 951 of the Code, (B) has been a passive foreign investment company within the meaning of Section 1296 of the Code, (C) to the best of the Company's knowledge has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) to the best of the Company's knowledge has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (viii) neither the Company nor any Subsidiary has any (A) income reportable for a period ending after the date on which the Offer is consummated but attributable to a sale or exchange occurring in or a change in accounting method made for a period ending on or prior to such date, which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (B) deferred gain or loss arising out of any deferred intercompany transaction; (ix) neither the Company nor any Subsidiary has received any requests for information from any Tax authority, which are currently outstanding; (x) there are no proposed formal or, to the best knowledge of the Company, informal, increases of property, ad valorem or similar Taxes imposed on the Company or any Subsidiary, or to the best knowledge of the Company, any proposals to increase the rate of any property Tax imposed on any property owned by the Company or any Subsidiary; (xi) neither the Company nor any Subsidiary is obligated under any agreement with respect to industrial development bonds or similar obligations, with respect to which the excludibility from gross income of the holder for federal income tax purposes could be affected by the transaction contemplated hereunder; (xii) neither the Company nor any Subsidiary is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (xiii) to the best knowledge of the Company, the Company and its Subsidiaries do not, either individually or in the aggregate, have a net unrealized built-in loss within the meaning of Section 382(h) of the Code and section 1.1502-91(g) of the proposed Regulations; and
(xiv) no power of attorney that is currently in force has been granted by the Company or any Subsidiary with respect to any matter relating to Taxes that could affect the Company or any Subsidiary.

          (c) Section 3.15(c) of the Disclosure Schedule lists (i) to the best knowledge of the Company, the amount and expiration dates of any net operating loss, net capital loss, unused business credit, unused foreign tax credit, or excess charitable contribution allocable to the Company and each Subsidiary as of December 31, 1993, (ii) a reasonable estimate of the tax attributes described in clause (i) that were applied against taxable income for the calendar year ending December 31, 1994, (iii) a reasonable estimate of any "section 382 limitation" within the meaning of Section 382(b) of the Code, applicable to tax attributes of the Company or any Subsidiary, and (iv) the amount of any equity or capital contributions to the Company since January 1, 1992, which contributions have not otherwise been disclosed in the SEC Reports. To the best knowledge of the Company, except as referred to in Section 3.15(c) of the Disclosure Schedule, none of the tax attributes listed in clause (i) has been challenged.

          (d)  "Tax" or "Taxes" means any and all taxes, fees, levies, duties,
                ---      -----
tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and custom duties, tariffs, and similar charges.

          SECTION 3.16.  Environmental Matters.  (a)  For purposes of this
                         ---------------------
Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined as hazardous in or
 --------------------
regulated as hazardous under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (B) petroleum and petroleum products, including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) radon; (E) any other contaminant; and (F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii)

"Environmental Laws" means any federal, state or local law relating to (A)
 ------------------
releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances into the environment; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

          (b)  Except as described in Section 3.16 of the Disclosure Schedule:
(i) the Company and each Subsidiary is in compliance with all applicable Environmental Laws, except for noncompliance that individually or in the aggregate do not have a Material Adverse Effect; (ii) the Company and each Subsidiary have obtained all permits, licenses and other material governmental authorizations required under applicable Environmental Laws, and are in compliance with the terms and conditions thereof, except for failures to obtain or noncompliance that individually or in the aggregate do not have a Material Adverse Effect; (iii) neither the Company nor any of its Subsidiaries has received written notice of, or, to the best knowledge of the Company, is the subject of, any action, cause of action, claim, investigation, demand or notice by any person or entity alleging liability under or noncompliance with any Environmental Law that individually or in the aggregate would have a Material Adverse Effect; and (iv) to the best knowledge of the Company, there is no environmental condition on any of the properties currently or formerly owned or leased by the Company or any Subsidiary that individually or in the aggregate has a Material Adverse Effect.

          SECTION 3.17.  Formula Cards.  The Company has taken all commercially
                         -------------
reasonable efforts to protect its principal information, techniques, formulae, recipes, trade secrets, specific know-how, procedures, processes and related ancillary and incidental know-how, standards and specifications relating to all soft drink concentrate, bases or syrups, fountain syrups, beverage bases and finished soft drinks presently manufactured by the Company or by any other party manufacturing under license or other authorization from the Company.

          SECTION 3.18.  Amendment to Rights Agreement.  (a)  The Board has
                         -----------------------------
taken all necessary action to amend the Rights Agreement (but subject to the Board's right to further amend the Rights Agreement) so that (A) none of the execution or delivery of this Agreement or the Stockholders Agreement or the making of the Offer will cause (i) the Rights to become exercisable under the Rights Agreement, (ii) Parent or Purchaser or any of their affiliates to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or (iii) the
           ----------------
"Stock Acquisition Date" (as defined in the Rights Agreement) to occur upon any
 ----------------------
such event, (B) none of the acceptance for payment or payment for Shares by Purchaser pursuant to the Offer or the consummation of the Merger will cause (i) the Rights to become exercisable under the Rights Agreement or (ii) Parent or Purchaser or any of their affiliates to be deemed an Acquiring Person or (iii) the Stock Acquisition Date to occur upon any such event, and (C) the "Expiration
                                                                      ----------
Date" (as defined in the Rights Agreement) shall occur no
- - - - ----
later than immediately prior to the purchase of shares pursuant to the Offer; provided, however, that if this Agreement is terminated in accordance with
- - - - --------  -------
Section 8.01, the Board may rescind its approval of the Offer as a Permitted Offer or further amend the Rights Agreement so that clauses 3.16(a)(B) and (C) will not be the case.

          (b)  The "Distribution Date" (as defined in the Rights Agreement) has
                    -----------------
not occurred.

          (c) The Board, pursuant to and in accordance with the Rights Agreement, has taken all necessary action to approve the Offer as a "Permitted
                                                                     ---------
Offer" (as defined in the Rights Agreement), and all determinations required
- - - - -----
under the Rights Agreement to be made by the Board in connection with such approval have been properly made in accordance with the Rights Agreement; provided, however, that if this Agreement is terminated pursuant to Section
- - - - --------  -------
8.01, the Board may rescind its approval of the Offer as a Permitted Offer.

          SECTION 3.19.  Brokers.  No broker, finder or investment banker (other
                         -------
than DLJ and BT) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and DLJ and BT pursuant to which either such firm would be entitled to any payment relating to the Transactions.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
             ------------------------------------------------------

          Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

          SECTION 4.01.  Corporate Organization.  Each of Parent and Purchaser
                         ----------------------
is a corporation duly organized, validly existing and, in the case of Purchaser, in good standing or, in the case of Parent, not in liquidation or the subject of any petition or proposed resolution or other proceeding for its liquidation, under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the ability of Parent and Purchaser to perform their obligations hereunder and to consummate the Transactions.

          SECTION 4.02.  Authority Relative to this Agreement.  Each of Parent
                         ------------------------------------
and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than, (i) with respect to the Transactions, the majority vote by the holders of the ordinary shares of Parent voting at a General Meeting of Shareholders and (ii) with respect to the Merger, the filing and recordation of appropriate merger documents as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

          SECTION 4.03.  No Conflict; Required Filings and Consents.  (a)  The
                         ------------------------------------------
execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Articles of Association, Certificate of Incorporation or By-laws of either Parent or Purchaser, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent Parent and Purchaser from performing their respective obligations under this Agreement and consummating the Transactions.

          (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, the HSR Act, the Defense Production Act and filing and recordation of appropriate merger documents as required by Delaware Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Transactions, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

          SECTION 4.04.  Offer Documents; Proxy Statement.  The Offer Documents
                         --------------------------------
will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to stockholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (as hereinafter defined) (such proxy statement, as amended and supplemented, being referred to herein as the "Proxy Statement") and
                                                   ---------------
Schedule 14D-9 will not, on the date the Proxy Statement or Schedule 14D-9 (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which shall have become false or misleading; provided, however, that Parent or Purchaser makes no
                     --------  -------
representation or warranty with respect to information supplied by the Company for inclusion in the Offer Documents. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

          SECTION 4.05.  Brokers.  No broker, finder or investment banker (other
                         -------
than Kleinwort Benson Ltd., Kleinwort Benson North America, Inc., Hoare Govett Ltd. and Goldman, Sachs International Ltd.) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

          SECTION 4.06.  Financing.  Parent has, or will have available to it at
                         ---------
the time Purchaser is required to pay for Shares under the terms of the Offer, and will make available to Purchaser, sufficient funds to permit Purchaser to acquire all the outstanding Shares in the Offer and the Merger. Parent has obtained commitments for such funds.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

          SECTION 5.01.  Conduct of Business by the Company Pending the
                         ----------------------------------------------
Purchaser's Election Date.  The Company covenants and agrees that, between the
- - - - -------------------------
date of this Agreement and the election or appointment of Purchaser's designees to the Board pursuant to Section 6.03 upon the purchase by Purchaser of any Shares pursuant to the Offer (the "Purchaser's Election Date"), unless Parent
                                   -------------------------
shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its reasonable best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Material Subsidiary shall, between the date of this Agreement and the Purchaser's Election Date, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

          (a) amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of capital stock of any class of the Company or any Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of Shares issuable pursuant to Options outstanding on the date hereof) or (ii) any assets of the Company or any Subsidiary, except for sales of products in the ordinary course of business and in a manner consistent with past practice;

          (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for such declarations, set asides, dividends and other distributions made from any Subsidiary to the Company);

          (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, other business organization or any division thereof or any material amount of assets other than in the ordinary course of business;
     (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (iii) without the prior written consent of Parent (which shall not be unreasonably withheld), enter into any (A) bottling license agreements or (B) supply agreements with a term exceeding one year or terminate, cancel or request any material change in, or agree to any material change in, any bottling license agreement or supply agreement;
     (iv) authorize capital expenditures which are, in the aggregate, in excess of $2,000,000 through March 15, 1995 for the Company and the Subsidiaries taken as a whole (provided, however, that, notwithstanding the foregoing
                       --------  -------
     limitation, capital expenditures in the aggregate for 1995 shall not exceed the aggregate capital expenditures for 1994 and, provided, further, the
                                                      --------  -------
     Company may enter into software licenses with SAP with the prior written consent of Parent, which consent shall not be unreasonably withheld); or
     (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

          (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company or any Subsidiary, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee or circulate to any employee any details of any such plan proposed to be adopted;

          (g) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

          (h) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1993 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

          (i) settle or comprise any pending or threatened suit, action or claim which is material or which relates to any of the Transactions; or

          (j) take or offer or propose to take, or agree to take in writing, or otherwise, any of the actions described in paragraphs (a) through (i) of this Section 5.01 or any action which would result in any of the conditions to the Offer not being satisfied (other than as contemplated by this Agreement).



                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

          SECTION 6.01.  Stockholders Meetings.  (a)  Subject to its fiduciary
                         ---------------------
duties under applicable law as advised in writing by independent counsel, the Company, acting through the Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (i) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable following consummation of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders Meeting") and (ii) include in the Proxy
                          --------------------
Statement the unanimous recommendation of the Board that the stockholders of the Company approve and adopt this Agreement and the Transactions, including, without limitation, the Merger and use its reasonable best efforts to obtain such approval and adoption. To the extent permitted by law, Parent and Purchaser each agree to vote all Shares beneficially owned by them in favor of the Merger.

          (b) Subject to its fiduciary duties under applicable law as advised in writing by independent counsel, Parent, acting through its Board of Directors, shall, in accordance with applicable law, (i) duly call, give notice of, convene and hold a special meeting of the holders of Parent's ordinary shares (the "Parent Stockholders Meeting") as soon as practicable following the
             ---------------------------
date of this Agreement, but in no event later than March 1, 1995, for the purpose of considering and authorizing the Transactions and (ii) unanimously recommend that the holders of ordinary shares of Parent approve and adopt this Agreement and the Transactions, including, without limitation, the Merger and use its reasonable best efforts to obtain such approval and adoption.

          (c) In the event that (i) Purchaser or its permitted assignee shall have purchased all Shares validly tendered and not withdrawn pursuant to the Offer and (ii) the requisite affirmative vote of the stockholders of the Company to effect the Merger is not obtained at the Stockholders Meeting, the parties hereto agree within five business days after Parent or any of its subsidiaries or affiliates is no longer subject to the restrictions set forth in Section 203 of Delaware Law, to use their reasonable best efforts to take all necessary and appropriate action to cause the Merger to become effective.

          SECTION 6.02.  Proxy Statement.  As soon as practicable following the
                         ---------------
purchase of all Shares validly tendered and not withdrawn pursuant to the Offer, the Company shall file the Proxy Statement with the SEC under the Exchange Act, and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders Meeting at the earliest practicable time with the intent being to complete the Merger before May 31, 1995.

          SECTION 6.03.  Company Board Representation; Section 14(f).
                         -------------------------------------------
(a) Promptly upon the purchase by Purchaser of Shares pursuant to the Offer, and from time to time thereafter, Purchaser shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board as shall give Purchaser representation on the Board equal to the product of the total number of directors on the Board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser or any affiliate of Purchaser at such time bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all actions necessary to cause Purchaser's designees to be elected as directors of the Company, including increasing the size of the Board or securing the resignations of incumbent directors or both. At such times, the Company shall use its best efforts to cause persons designated by Purchaser to constitute the same percentage as persons designated by Purchaser shall constitute of the Board of (i) each committee of the Board (some of whom may be required to be independent as required by applicable law), (ii) each board of directors of each domestic Subsidiary and (iii) each committee of each such board, in each case only to the extent permitted by applicable law. Notwithstanding the foregoing, until the time Purchaser acquires a majority of the then outstanding Shares on a fully diluted basis, the Company shall use its best efforts to ensure that all the members of the Board and each committee of the Board and such boards and committees of the domestic Subsidiaries as of the date hereof who are not employees of the Company shall remain members of the Board and of such boards and committees.

          (b)  The Company shall promptly take all actions required pursuant to
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 6.03 and shall include in the
Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill such obligations. Parent or Purchaser shall supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

          (c) Following the election or appointment of designees of Purchaser pursuant to this Section 6.03, prior to the Effective Time, any amendment of this Agreement or the Certificate of Incorporation or By-laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Purchaser or waiver of any of the Company's rights hereunder shall require the concurrence of a majority of the directors of the Company then in office who neither were designated by Purchaser nor are employees of the Company or if no such directors are then in office, no such amendment, termination, extension or waiver shall be effected which is materially adverse to the holders of Shares (other than Parent and its subsidiaries).

          SECTION 6.04.  Access to Information; Confidentiality.  (a)  From the
                         --------------------------------------
date hereof to the consummation of the Offer, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions complete access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, and shall furnish Parent and Purchaser and persons providing or committing to provide Parent or Purchaser with financing for the Transactions with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

          (b) To the extent permitted by applicable law, in order to facilitate the continuing operation of the Company by Parent and Purchaser from and after the completion of the Offer without disruption and to assist in an achievement of an orderly transition in the ownership and management of the Company, from the date of this Agreement and until completion of the Offer, the Company, Parent and Purchaser shall cooperate reasonably with each other to effect an orderly transition including, without limitation, with respect to communications with bottlers and employees.

          (c)  All information obtained by Parent or Purchaser pursuant to this
Section 6.04 shall be kept confidential in accordance with the confidentiality agreement, dated January 22, 1995 (the "Confidentiality Agreement"), between
                                        -------------------------
Parent and the Company.

          SECTION 6.05.  No Solicitation of Transactions.  Until this Agreement
                         -------------------------------
shall have been terminated pursuant to Section 8.01, neither the Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any substantial portion of the assets of, or any equity interest in, the Company or any Material Subsidiary or any business combination with the Company or any Subsidiary or, except to the extent required by fiduciary obligations under applicable law as advised in writing by independent counsel, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided,
                                                                --------
however, that nothing contained in this Section 6.05 shall prohibit the Board
- - - - -------
from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal in writing by such person to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company or any of its Subsidiaries, if, and only to the extent that, (i) the Board, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board to comply with its fiduciary duties to stockholders imposed by Delaware Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person the Company uses its reasonable best efforts to obtain from such person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the Confidentiality Agreement. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company shall notify Parent promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made. The Company agrees not to release any third party from, or waive any provision of, any confidentiality or, subject to the fiduciary duties of the Board, standstill agreement to which the Company is or may become a party.

          SECTION 6.06.  Employee Stock Options and Other Employee Benefits
                         --------------------------------------------------
Matters.  Annex B hereto sets forth certain agreements among the parties hereto
- - - - -------
with respect to the Plans and other employee benefits matters.

          SECTION 6.07.  Directors' and Officers' Indemnification and Insurance.
                         ------------------------------------------------------

          (a) The Certificate of Incorporation of the Surviving Corporation and each of its Subsidiaries shall contain provisions no less favorable with respect to indemnification and advancement of expenses than are set forth in Article VI of the Certificate of Incorporation of the Company as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by law. From and after the Purchaser's Election Date, the Company shall not amend, repeal or otherwise modify the indemnification and advancement of expenses provisions of Article VI of the Certificate of Incorporation of the Company or the indemnification or advancement of expenses provisions in the Certificate of Incorporation of any of the Company's Subsidiaries in any manner that would adversely affect the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by law.

          (b) The Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "Indemnified
                                                             -----------
Parties") against all costs and expenses (including attorneys' fees), judgments,
- - - - -------
fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any threatened or actual claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) ("Claim"),
                                                                     -----
whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether occurring before or after the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, for a period of six years after the later of the date of this Agreement and the Effective Time, in each case to the fullest extent permitted under Delaware Law (and shall pay any expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law, upon receipt from the Indemnified Party to whom expenses are advanced of any undertaking to repay such advances required under Delaware Law). In the event of any such claim, action, suit, proceeding or investigation,

(i) the Indemnified Parties may retain counsel (including local counsel) satisfactory to them and the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall use all reasonable efforts in the vigorous defense of any such matter; provided, however, that neither the Company nor the Surviving
        --------  -------
Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided further
                                                                -------- -------
that neither the Company nor the Surviving Corporation shall be obligated pursuant to this Section 6.07(b) to pay the fees and expenses of more than one counsel (plus appropriate local counsel) for all Indemnified Parties in any single action unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case such additional counsel (including local counsel) as may be required to avoid any such conflict or likely conflict may be retained by the Indemnified Parties at the expense of the Company or the Surviving Corporation; and provided further that, in the
                                              -------- -------
event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

          (c) The Company shall, from and after the date of this Agreement and to and including the Effective Time, and the Surviving Corporation shall, for six years from the Effective Time, maintain in effect the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors so long as substitution does not result in gaps or lapses in coverage) with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall the Surviving
                    --------  -------
Corporation be required to expend pursuant to this Section 6.07(c) more than an amount per year equal to 200% of current annual premiums paid by the Company for such insurance (which premiums the Company represents and warrants to be approximately $700,000 in the aggregate) and, in the event the cost of such coverage shall exceed that amount, the Surviving Corporation shall purchase as much coverage as possible for such amount.

          (d) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.07.

          (e) The By-laws of the Surviving Corporation and each of its Subsidiaries shall contain the provisions with respect to indemnification and advancement of expenses set forth in the By-laws of the Company on the date of this Agreement, and such provisions shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law. From and after the Purchaser's Election Date, the Company shall not amend, repeal or otherwise modify the indemnification and advancement of expenses provisions of the By-laws of the Company or the indemnification and advancement of expenses provisions in the By-laws of any of the Company's Subsidiaries in any manner that would adversely affect the rights thereunder of individuals who at any time from and after the date of this Agreement and to and including the Effective Time were directors, officers, employees, fiduciaries or agents of the Company or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the matters contemplated by this Agreement), unless such modification is required by law.

          (f) The obligations of the Company or the Surviving Corporation under this Section 6.07 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, fiduciary and agent to whom this Section 6.07 applies without the consent of each affected director, officer, employee, fiduciary and agent (it being expressly agreed that the directors, officers, employees, fiduciaries and agents to whom this Section 6.07 applies shall be third-party beneficiaries of this Section 6.07).

          (g) In the event that the Company or the Surviving Corporation should fail, at any time from and after the Purchaser's Election Date, to comply with any of the foregoing obligations set forth in this Section 6.07, for any reason, Parent shall be responsible therefor and hereby agrees to perform such obligations unconditionally without regard to any defense or other basis for nonperformance which the Company or the Surviving Corporation may have or claim (except as would be prohibited by applicable Delaware Law), it being the intention of this subsection (g) that the officers, directors, employees, fiduciaries and agents of the Company and its Subsidiaries shall be fully indemnified and that the provisions of this subsection (g) be a primary obligation of Parent and not merely a guarantee by Parent of the obligations of the Company or Purchaser.

          (h) Parent and Purchaser understand that the Company has entered into contractual indemnification arrangements with each of its current directors and executive officers.

          SECTION 6.08.  Notification of Certain Matters.  The Company shall
                         -------------------------------
give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to
                 --------  -------
this Section 6.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.09.  Further Action; Reasonable Best Efforts.  Upon the
                         ---------------------------------------
terms and subject to the conditions hereof, each of the parties hereto shall (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions, (ii) use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, Environmental Permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger and (iii) except as contemplated by this Agreement, use its reasonable best efforts not to take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement. Without limiting the generality of the foregoing, the Company shall promptly provide Parent with all information Parent may reasonably request in connection with the preparation of a Shareholders' Circular to be delivered to the shareholders of Parent prior to the Parent Stockholders meeting. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement then in office shall use their reasonable best efforts to take all such action.


          SECTION 6.10.  Public Announcements.  Parent and the Company shall
                         --------------------
consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange to which Parent or the Company is a party.

          SECTION 6.11.  Parent Guarantee.  Parent agrees to take all action
                         ----------------
necessary to cause Purchaser to perform all of Purchaser's, and the Surviving Corporation to perform all of the Surviving Corporation's, agreements, covenants and obligations under this

Agreement and to consummate the Offer and the Merger on the terms and conditions set forth in this Agreement. Parent shall be liable for any breach of any representation, warranty, covenant or agreement of Purchaser and for any breach of this covenant.

          SECTION 6.12.  Interested Stockholder.  The parties agree that (i) no
                         ----------------------
representation and warranty made by the Company shall be deemed to be untrue nor shall the Company be deemed to be in breach of any such representation or warranty and (ii) the Company shall not be deemed in breach of any covenant or agreement contained herein, in each case to the extent that any such breach or failure results directly or indirectly, from the application to the Transactions of Section 203 of Delaware Law. In addition, the parties agree that neither Parent nor Purchaser shall be entitled to assert the failure of any condition to the consummation of the Offer or the Merger, where the failure to satisfy such conditions results, directly or indirectly, from the application to the Transactions of Section 203 of Delaware Law.


                                   ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

          SECTION 7.01.  Conditions to the Merger.  The respective obligations
                         ------------------------
of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions and only the following conditions:

          (a)  Stockholder Approval.  This Agreement and the Merger shall have
               --------------------
     been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Delaware Law (including Section 203 thereof) and the Certificate of Incorporation of the Company;

          (b)  HSR Act.  Any waiting period (and any extension thereof)
               -------
     applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (c)  No Order.  No foreign, United States or state governmental
               --------
     authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them illegal or otherwise preventing or prohibiting consummation of the Transactions (other than Section 203 of Delaware Law); and

          (d)  Offer.  Purchaser or its permitted assignee shall have purchased
               -----
     all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that neither Parent nor Purchaser shall be entitled to
     --------  -------
     assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, Purchaser fails to purchase any Shares validly tendered and not withdrawn pursuant to the Offer.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

          SECTION 8.01.  Termination.  This Agreement may be terminated and the
                         -----------
Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the stockholders of the
Company:

          (a) By mutual written consent duly authorized by the Boards of Directors of Parent, Purchaser and the Company prior to Purchaser's Election Date; or

          (b) By Parent, Purchaser or the Company if (i) the Effective Time shall not have occurred on or before the later of (x) September 30, 1996 and (y) 90 days following the date on which Parent or any of its subsidiares or affiliates is no longer subject to the restrictions set forth in Section 203 of Delaware Law; provided, however, that the right
                                           --------  -------
     to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any court of competent jurisdiction in the United States or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) By Parent if (i) due to an occurrence or circumstance that results in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have (A) failed to commence the Offer within 10 days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the Offer, unless any such failure listed above shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in this Agreement or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement, the Merger or any other Transaction or shall have recommended another merger, consolidation, business combination with, or acquisition of, the Company or its assets or another tender offer or exchange offer for Shares, or shall have resolved to do any of the foregoing or shall have rescinded (or resolved to rescind) its determination that the Offer as a "Permitted Offer" (as defined in the Rights Agreement); or

          (d) By the Company, upon approval of the Board, if (i) Purchaser shall have (A) failed to commence the Offer within 10 days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the Offer, unless such failure to pay for Shares shall have been caused by or resulted from the failure of the Company to satisfy the conditions set forth in paragraphs (f) or (g) of Annex A or (ii) prior to the purchase of Shares pursuant to the Offer, the Board shall have withdrawn or modified in a manner adverse to Purchaser or Parent its approval or recommendation of the Offer, this Agreement or the Merger in order to approve the execution by the Company of a definitive agreement providing for the acquisition of the Company or its assets by merger or other business combination or in order to approve a tender offer or exchange offer for Shares by a third party, in either case, as determined by the Board in the exercise of its good faith judgment and after consultation with its legal counsel and financial advisors, on terms more favorable to the Company's stockholders than the Offer and the Merger taken together; provided, however, that such
                                          --------  -------
     termination under this clause (ii) shall not be effective until the Company has made payment to Parent of the Fee (as hereinafter defined) required to be paid pursuant to Section 8.03(a) and has deposited with a mutually acceptable escrow agent $20 million for reimbursement to Parent and Purchaser of Expenses (as hereinafter defined).

          SECTION 8.02.  Effect of Termination.  In the event of the termination
                         ---------------------
of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Sections 8.03 and 9.01, and nothing herein shall relieve any party from liability for any breach hereof.

          SECTION 8.03.  Fees and Expenses.  (a)  In the event that:
                         -----------------

          (i) any person (including, without limitation, the Company or any affiliate thereof), other than Parent or any affiliate of Parent, shall have become the beneficial owner of more than 15% of the then outstanding Shares and this Agreement shall have been terminated pursuant to Section
     8.01 and within 12 months of such termination a Third Party Acquisition (as defined hereinafter) shall occur; or

          (ii) any person shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for more than 50% (or which, assuming the maximum amount of securities which could be purchased, would result in any person beneficially owning more than 50%) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for per Share consideration having a value greater than the Per Share Amount and (x) the Offer shall have remained open for at least 20 business days, (y) the Minimum Condition shall not have been satisfied and (z) this Agreement shall have been terminated pursuant to Section 8.01; or

          (iii) this Agreement is terminated pursuant to Section 8.01(c)(ii) or 8.01(d)(ii);

     then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of $35 million (the "Fee"), which amount shall be payable
                                           ---
     in immediately available funds, plus all Expenses (as hereinafter defined).

          (b)  "Expenses" means all out-of-pocket expenses and fees up to $20
                --------
million in the aggregate (including, without limitation, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing for the Transactions or structuring the Transactions and all fees of counsel, accountants, experts and consultants to Parent and Purchaser, and all printing and advertising expenses) actually incurred or accrued by either of them or on their behalf in connection with the Transactions, including, without limitation, the financing thereof, and actually incurred or accrued by banks, investment banking firms, other financial institutions and other persons and assumed by Parent and Purchaser in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Transactions and any financing commitments or agreements relating thereto.

          (c) Except as set forth in this Section 8.03, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

          (d) In the event that the Company shall fail to pay the Fee or any Expenses when due, the term "Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Parent and Purchaser (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.03, together with interest on such unpaid Fee and Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

          (e)  "Third Party Acquisition" means the occurrence of any of the
                -----------------------
following events: (i) the acquisition of the Company by merger, consolidation or other business combination transaction by any person other than Parent, Purchaser or any affiliate thereof (a "Third Party"); (ii) the acquisition by
                                       -----------
any Third Party of all or substantially all of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares whether by tender offer, exchange offer or otherwise; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or any of its Subsidiaries of 50% or more of the outstanding Shares.


          SECTION 8.04.  Amendment.  Subject to the limitations set forth in
                         ---------
Section 6.03(c), this Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that no amendment may be made which
                       --------  -------
(i) reduces the amount or changes the type of consideration into which each Share shall be converted upon consummation of the Merger, (ii) imposes conditions to the Merger in addition to those set forth in Section 7.01 or
(iii) would otherwise amend or change the terms and conditions of the Merger in any manner materially adverse to the holders of Shares. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.05.  Waiver.  Subject to the limitations set forth in
                         ------
Section 6.03(c), at any time prior to the Effective Time, any party hereto may
(i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

          SECTION 9.01.  Non-Survival of Representations, Warranties and
                         -----------------------------------------------
Agreements.  The representations, warranties and agreements in this Agreement
- - - - ----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that (i) the representations and warranties of the Company set forth in Article III shall terminate on the Purchaser's Election Date, (ii) the agreements set forth in Articles II and IX and (iii) Sections 6.06 and 6.07 shall survive the

Effective Time indefinitely and those set forth in Sections 6.04(c) and 8.03 and
Article IX shall survive termination indefinitely.

          SECTION 9.02.  Notices.  All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

          if to Parent or Purchaser:

          (i)  Cadbury Schweppes plc
               25 Berkeley Square
               London, England W1X 6HT
               Facsimile No.:  (011) 71-830-5221
               Attention:  Company Secretary

          (ii) CBI Holdings Inc.
               6 High Ridge Park
               Stamford, CT  06905
               Facsimile No.:  (203) 968-7957
               Attention:  General Counsel

          with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, New York  10022
               Facsimile No.:  (212) 848-7179
               Attention:  Alfred J. Ross, Jr., Esq.

          if to the Company:

               Dr Pepper/Seven-Up Companies, Inc.
               8144 Walnut Hill Lane
               Dallas, Texas  75231-4372
               Facsimile No.: (214) 360-7981
               Attention:  General Counsel
          with a copy to:

               Baker & Botts, L.L.P.
               2001 Ross Avenue
               Dallas, Texas  75201-2980
               Facsimile No.:  (214) 953-6503
               Attention:  Andrew M. Baker, Esq.


          SECTION 9.03.  Certain Definitions.  For purposes of this Agreement,
                         -------------------
the term:

          (a)  "affiliate" of a specified person means a person who directly or
                ---------
     indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

          (b)  "beneficial owner" with respect to any Shares means a person who
                ----------------
     shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

          (c)  "business day" means any day on which the principal offices of
                ------------
     the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

          (d)  "control" (including the terms "controlled by" and "under common
                -------                        -------------       ------------
     control with") means the possession, directly or indirectly or as trustee
     ------------
     or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (e)  "person" means an individual, corporation, partnership, limited
                ------
     partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (f)  "subsidiary" or "subsidiaries" of the Company, the Surviving
                ----------      ------------
     Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

          SECTION 9.04.  Severability.  If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.05.  Entire Agreement; Assignment.  This Agreement
                         ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Section 6.04(c), all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any wholly owned subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

          SECTION 9.06.  Parties in Interest.  This Agreement shall be binding
                         -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

          SECTION 9.07.  Specific Performance.  The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.08.  Governing Law.  Except to the extent that Delaware Law
                         -------------
applies to the Transactions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court sitting in the City of Wilmington.

          SECTION 9.09.  Headings.  The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.10.  Counterparts.  This Agreement may be executed in one or
                         ------------
more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                   CADBURY SCHWEPPES PLC




                                   By /s/ Henry A. Udow
                                      -----------------------------------
                                      Name:  Henry A. Udow
                                      Title:  Legal Director


                                   DP/SU ACQUISITION INC.
Attest:


  /s/ Alfred J. Ross, Jr.          By /s/ John F. Brock
- - - - --------------------------            -----------------------
                                      Name:  John F. Brock
                                      Title:  President


                                   DR PEPPER/SEVEN-UP COMPANIES, INC.
Attest:


  /s/ Douglas Brent                By /s/ Ira M. Rosenstein
- - - - -------------------------             -----------------------
                                      Name:  Ira M. Rosenstein
                                      Title:  Executive Vice President

                                                                         ANNEX A
                                                                         -------


                             Conditions to the Offer
                             -----------------------


          Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Condition shall not have been satisfied, (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer after 30 days from the commencement of the Offer or (iii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

          (a) there shall have been instituted or be pending any action or proceeding brought by any governmental, administrative or regulatory authority or agency, domestic or foreign, before any court or governmental, administrative or regulatory authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, materially delay or otherwise directly or indirectly restrain or prohibit or make materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent pursuant to the Offer, or the consummation of any other Transaction, or seeking to obtain material damages in connection with any Transaction; (ii) seeking to prohibit or limit materially the ownership or operation by the Company, Parent or any of their subsidiaries of all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, or to compel the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, as a result of the Transactions; (iii) seeking to impose or confirm limitations on the ability of Parent, Purchaser or any other affiliate of Parent to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the transactions contemplated hereby; or (iv) seeking to require divestiture by Parent, Purchaser or any other affiliate of Parent of any Shares; other than, in each of the foregoing cases under this clause
     (a), such actions or proceedings which result, directly or indirectly, from the application of Section 203 of Delaware Law;

          (b) there shall have been issued any injunction, order or decree by any court or governmental, administrative or regulatory authority or agency, domestic or foreign, resulting from any action or proceeding brought by any person other than any governmental, administrative or regulatory authority or agency, domestic or foreign, which (i) restrains or prohibits the making of the Offer or the consummation of any other Transaction; (ii) prohibits or limits ownership or operation by the Company, Parent or Purchaser of all or any material portion of the business or assets of the Company, taken as a whole, Parent or any of their subsidiaries, or compels the Company, Parent or any of their subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company, Parent or any of their subsidiaries, in each case as a result of the Transactions; (iii) imposes limitations on the ability of Parent or Purchaser to exercise effectively full rights of ownership of any Shares, including, without limitation, the right to vote any Shares acquired by Purchaser pursuant to the Offer, or otherwise on all matters properly presented to the Company's stockholders, including, without limitation, the approval and adoption of this Agreement and the Transactions; (iv) requires divestiture by Parent or Purchaser of any Shares; other than, in each of the foregoing cases under this clause (b), such injunctions, orders or decrees which result, directly or indirectly, from the application of Section 203 of Delaware Law;

          (c) there shall have been any action taken, or any statute, rule, regulation, order or injunction enacted, entered, enforced, promulgated, amended, issued or deemed applicable to (i) Parent, the Company or any subsidiary or affiliate of Parent or the Company or (ii) any Transaction, by any legislative body, court, government or governmental, administrative or regulatory authority or agency, domestic or foreign, in the case of both
     (i) and (ii) other than (A) the routine application of the waiting period provisions of the HSR Act to the Offer, the Stockholders Agreement or the Merger, and (B) the application of Section 203 of Delaware Law, in each case which results in any of the consequences referred to in clauses (i) through (iv) of paragraph (b) above;

          (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities of (x) the Company on the New York Stock Exchange or (y) Parent on the London Stock Exchange, (ii) any decline, measured from the date hereof, in the Standard & Poor's 500 Index or FTSE 100 Index by an amount in excess of 20%, (iii) a currency moratorium on the exchange markets in London or New York City, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or the United Kingdom, (v) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, on the extension of credit by banks or other lending institutions, (vi) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or the United Kingdom or (vii) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof;

          (e) (i) it shall have been publicly disclosed or Purchaser shall have otherwise learned that beneficial ownership (determined for the purposes of this paragraph as set forth in Rule 13d-3 promulgated under the Exchange
     Act) of 15% or more of the then outstanding Shares has been acquired by any person, other than Parent or any of its affiliates or (ii) (A) the Board shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger or this Agreement or approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger or (B) the Board shall have resolved to do any of the foregoing;

          (f) any representation and warranty of the Company in this Agreement shall not be true and correct and the failure to be true and correct has a Material Adverse Effect; provided, however, in determining whether a
                              --------  -------
     Material Adverse Effect has occurred, any qualification as to materiality contained in any such representation and warranty shall be deemed not to apply;

          (g) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement;

          (h) Parent shall not have received the requisite affirmative vote of the holders of ordinary shares of Parent with respect to the approval of the Transactions at the Parent Stockholders Meeting;

          (i) this Agreement shall have been terminated in accordance with its terms; or

          (j) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder;

          The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                         ANNEX B
                                                                         -------


                                Employee Benefits
                                -----------------


          (a)  ERISA Plans.  Parent agrees to maintain each of the Company's
               -----------
existing employee benefit plans as that term is defined in Section 3(3) of ERISA (excluding any equity or incentive compensation plans or the severance plans referred to in (c) below), until at least December 31, 1995. For 1996, Parent will provide the Company's employees with plans or programs providing benefits which in the aggregate are not less favorable to such employees than the benefits provided to them under existing employee benefit plans of the Company.

          (b)  Incentive Plans; Options.  Parent agrees that the Company's
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employees will continue to participate in the Company's existing incentive compensation plans until December 31, 1995 on the same basis as they are now participating. For 1996, the employees will participate in any incentive plan of Parent or any of its subsidiaries in effect as of the date hereof or created thereafter, on substantially the same terms and subject to substantially the same conditions and criteria as similarly situated U.S. employees of Parent or any of its subsidiaries. In addition, the Company's employees will also participate in 1995 and 1996 in any employee stock option plan of Parent or any of its subsidiaries in effect as of the date hereof or created thereafter, also on such substantially similar terms, conditions and criteria.

          (c)  Severance; Outplacement.  Parent agrees that until two years
               -----------------------
after the Tender Offer Acceptance Date the Surviving Corporation will provide
(i) severance payments consistent with the existing Company Severance Benefits Program for Employees to all officers (except the Chairman of the Board) and employees, and (ii) reasonable outplacement services for all officers of the Company and its subsidiaries and any divisional managers employed by the Company or its subsidiaries at the Tender Offer Acceptance Date, in each case, who are terminated without cause (as that term is defined in the Company's Severance Benefit Program for Employees), prior to such date.

          (d)  Individual Agreements.  The Severance Agreements between the
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Company and each of Messrs. Albers and Rosenstein shall be amended to provide that amounts payable thereunder upon termination after a Change of Control (as defined thereunder) will be payable upon termination by the Company (or the Surviving Corporation) without cause (as defined thereunder) or by the employee for any reason.

          (e)  Full Vesting.  Parent commits that all Pension and Profit Sharing
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Plans of the Company shall be amended to provide that all participants therein as of the Tender Offer Acceptance Date shall be fully vested in their benefits thereunder as of such date.